QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2004 relating to the consolidated financial statements and financial statement schedule of Adolph Coors Company, which appears in Adolph Coors Company's Annual Report on Form 10-K for the year ended December 28, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP

Denver, Colorado
February 7, 2005

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM